SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 13, 2003

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	93-0609074
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

805 SW Broadway, Suite 1200, Portland, Oregon  97205-3303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (503) 821-5100

Item 7.                  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1                          Notice to Directors and Officers November 12, 2003

Item 11.            Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 12, 2003, Louisiana-Pacific Corporation received notice from Louisiana-Pacific Corporation Hourly 401(K) and Profit Sharing Plan and the Louisiana-Pacific Corporation Salary 401(k) and Profit Sharing Plan regarding a blackout period, as defined in Rule 100 of Regulation BTR. This notice required by Rule 104 of Regulation BTR was provided to directors and executive officers by the Company on November 12, 2003 and is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference to such exhibit.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

Date: November 13, 2003	By: /S/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description

99.1	Notice to Directors and Officers dated November 12, 2003